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TUT SYSTEMS, INC.                                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement to Amendment No. 2 to Form S-1 (File No. 333-60419) of our reports dated March 16, 1998 except for Note 17, as to which the date is December 17, 1998, on our audits of the financial statements and financial statement schedule of Tut Systems, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."



San Jose, California
December 17, 1998